UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2014

BIND THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36072	56-2596148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 Vassar Street, Cambridge, Massachusetts 02139

(Address of principal executive offices) (Zip Code)

(617) 491-3400

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

BIND Therapeutics, Inc. (the “Company”) will hold its annual meeting of stockholders (the “2014 Annual Meeting”) on May 28, 2014 at 8:00 a.m. Eastern time, at the offices of Latham & Watkins LLP, John Hancock Tower, 20th Floor, 200 Clarendon Street, Boston, Massachusetts 02116. Holders of record at the close of business on April 7, 2014 will be entitled to vote at the meeting.

Any stockholder seeking to bring business before the 2014 Annual Meeting or to nominate a director at the 2014 Annual Meeting must provide timely notice, as set forth in the Company’s Amended and Restated Bylaws (the “Bylaws”). Specifically, written notice of any proposed business or nomination must be delivered to, or mailed and received at, the Company’s principal executive offices no later than the close of business on April 14, 2014 (which is the tenth day following the first public announcement of the date of the 2014 Annual Meeting). Any notice of proposed business or nomination must comply with the specific requirements set forth in the Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIND THERAPEUTICS, INC.

Date: April 4, 2014	By:	/s/ Scott Minick

Scott Minick
President and Chief Executive Officer